TERMINATION  AGREEMENT,   dated  as  of  September  30,  1999,  between
         Hospitality Worldwide Services, Inc., a New York corporation (the "Company"), and Robert Berman (the "Executive")

         The company and the Executive are parties to certain Employment Agreement, dated January 1, 1998, between the Company and the Executive (the "Employment Agreement").

         The parties hereby agree as follows:

         1. Effective immediately, the Employment Agreement shall terminate and shall be of no further force or effect for Section 9, 10, 11 and 12 of the Employment Agreement that shall survive its termination, and the Executive is hereby released from any future obligations under the Employment Agreement except for Section 9, 10, 11 and 12.

         2. The Executive shall, without compensation, remain in his capacity as Chairman, with such powers and authority as determined by the Company's Board of Directors, until his successor is identified.

         3. The Executive hereby acknowledges that the Company has fulfilled all of its obligations under the Employment Agreement and hereby released and waives all claims against the Company, its officers, directors and affiliates under the Employment Agreement.

         4. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

         5. This Agreement constitutes the entire understandings of the parties hereto and supersedes all prior agreements or understandings with respect to the subject matter contained herein.

         6. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above.

                                            HOSPITALITY WORLDWIDE SERVICES, INC.


                                            By /s/ Douglas Parker
                                               ---------------------------------
                                                 Name:  Douglas Parker
                                                 Title:  President



                                            /s/ Robert Berman
                                            ------------------------------------
                                            Robert Berman




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